Registered with the Public Company
Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Gen3Bio, Inc.

As independent registered public accountants, we hereby consent to the use of our report dated November 6, 2014, with respect to the financial statements of Gen3Bio, Inc., in its registration statement on Form S-1 relating to the registration of 12,962,500 shares of common stock. We also consent to the reference of our firm under the caption “experts” in the registration statement.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT
February 17, 2015